Exhibit 99

                Sypris Reports Fourth Quarter Results

                       Cash Flow Remains Strong


    LOUISVILLE, Ky.--(BUSINESS WIRE)--Feb. 22, 2007--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today reported revenue of $109.5 million for the fourth quarter compared to $132.1 million for the prior year period. The Company reported a net loss of $1.0 million, or $0.05 per diluted share for the fourth quarter compared to a loss of $0.3 million, or $0.01 per diluted share for the prior year period. Free cash flow for the fourth quarter reached $7.1 million.

    For the full year ended December 31, 2006, the Company reported revenue of $497.7 million compared to $522.8 million for the prior year period and a net loss of $1.4 million, or $0.08 per diluted share compared to net income of $5.3 million, or $0.29 per diluted share for the same period in 2005. The net loss for 2006 included the impact of adopting SFAS No. 123R, Share-Based Payment, which approximated $0.6 million, net of taxes, or $0.04 per diluted share. Free cash flow increased 17% to $42.5 million for 2006 compared to 2005.

    "The Company's fourth quarter earnings performance was in line with our expectations despite lower than expected shipments in each of our Industrial and Electronics groups," said Jeffrey T. Gill, president and chief executive officer. "Softening orders from our commercial vehicle customers reflected an early commencement of the expected 2007 down cycle for the industry, while our Electronics Group experienced lower levels of revenue as a result of the previously-announced rescheduling of shipments for certain classified military and intelligence programs into 2007."

    Gill continued, "The year 2006 proved to be more difficult than anyone expected. Record demand in the commercial vehicle market exceeded the Company's demonstrated capacity and resulted in significant inefficiencies, including excessive overtime, punitive logistics costs, and higher levels of scrap, while the bankruptcy filing of a major customer had a significant impact on managerial time and outside advisory fees. When combined with the effects of the reconfiguration and delay of two major programs in our Electronics Group, the results were clearly less than anticipated going into the year."

    "Despite these headwinds, the Company continued to generate record levels of free cash flow, which reduced net debt to less than 12% of total capital. As we go forward into 2007, we plan to use this financial strength to reposition the Company for profitable growth in the future. The first step will be to rebalance production in our Industrial Group to increase efficiencies, improve logistics and reduce the cost of the delivered product to our customers. The short-term reduction in demand for commercial vehicles will provide us with a brief window in which to complete this reconfiguration, which is expected to have a meaningful impact on the Company's profitability beginning as early as 2008."

    The Industrial Group

    Revenue for our Industrial Group was $80.6 million in the fourth quarter compared to $86.7 million for the prior year period. Gross profit for the quarter increased to $2.1 million from $1.6 million for the same period in 2005, as a result of year over year productivity improvements.

    "The near-term outlook for the production of light trucks and sport utility vehicles remains uncertain at best," said Gill. "We have reduced headcount at each of our plants that have been impacted by the announced changes in production outlook, but our sense is that this market will remain challenging for some time to come. We will continue to aggressively pursue initiatives that will enable the Company to succeed in this difficult environment."

    The Electronics Group

    Revenue for our Electronics Group was $28.9 million in the fourth quarter compared to $45.4 million for the prior year period. Gross profit for the quarter was $5.7 million compared to $8.9 million for the same period in 2005. The declines in revenue and gross profit reflect a decline in product shipments under certain classified programs with the U.S. Government and the delayed launch of a successor product to mid 2007.

    Revenue for the Aerospace & Defense segment was $18.4 million compared to $33.9 million for the prior year period, as prior year programs ended and new programs were rescheduled to early 2007. Revenue from the Test & Measurement segment was $10.5 million compared to $11.5 million for the prior year period. Despite strong growth in calibration services, softness in our test services market more than offset calibration gains. Gross profit for the Aerospace & Defense segment was $3.8 million, as compared to $6.4 million for the prior year period reflecting the lower volumes, while gross profit for the Test & Measurement segment was $2.0 million compared to $2.5 million for the same period in 2005, due to the aforementioned decline in testing services.

    "Net orders for our Electronics Group approximated $32.1 million for the quarter, while backlog grew 3% sequentially from third quarter to $99.5 million," said Gill. "Despite the short-term delay in the launch of two new classified programs, the outlook remains strong for our A&D segment in 2007 when an additional key classified program is scheduled to resume shipment. As a result, we expect our Electronics Group to resume its top line growth during the coming year."

    Outlook

    Gill added, "The short-term decline in commercial vehicle production during 2007 is expected to reduce revenue in our Industrial Group by approximately $100 million when compared to 2006, while growth in our Electronics Group is forecast to begin offsetting a portion of this reduction as early as the third and fourth quarters of this coming year. Since the commercial vehicle market is forecast to increase significantly during 2008, we have initiated actions to rebalance production among the Company's various plants to lower costs and increase efficiencies in preparation for the coming upturn."

    As a result of the commercial vehicle downturn and the investments we are making to rebalance production, we expect revenue for the first quarter of 2007 to be in the range of $98 to $102 million compared to $130 million for the first quarter of 2006, while our net loss for the first quarter of 2007 is forecast to be in the range of $0.13 to $0.15 per diluted share compared to earnings of $0.05 per diluted share for the first quarter of 2006, and are consistent with the assumptions reflected in our January outlook."

    "The revenue forecast for the full year 2007 remains unchanged and is expected to be in the range of $410 to $420 million compared to $497.8 million for 2006, which represents a 17% decrease in revenue for 2007 at the midpoint of the range. Net loss is forecast to be in the range of $0.40 to $0.45 per diluted share compared to a loss of $0.08 per diluted share for 2006 and reflect the inefficiencies associated with the downturn and the short-term impact of the restructuring costs and investments being made to rebalance production. We continue to expect free cash flow to be positive and in the range of $15 to $20 million, which reflects a higher level of capital investment for 2007 when compared to the prior year."

    Sypris Solutions is a diversified provider of technology-based outsourced services and specialty products. The Company performs a wide range of manufacturing and technical services, typically under multi-year, sole-source contracts with major corporations and government agencies in the markets for aerospace and defense electronics, truck components and assemblies, and test and measurement services. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

    Each "forward-looking statement" herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and Form 10-Q and subsequent SEC filings. Briefly, we currently believe that such risks also include: cost and availability of raw materials such as steel, components, freight, natural gas or utilities; cost and inefficiencies associated with increasing our manufacturing capacity and launching new programs; stability and predictability of our costs and margins or our customers' forecasts, financial conditions, late payments, low-margin product mix, market shares, changing product requirements or scheduling demands; costs associated with breakdowns or repairs of machinery and equipment; growth beyond our productive capacity, cyclical or other downturns, adverse impacts of new technologies or other competitive pressures which erode our margins; cost, efficiency and yield of our operations including capital investments, working capital, scrap rates, cycle times, injuries, self-insured risks, wages, freight, production schedules, overtime costs, or expediting costs; failure to make strategic acquisitions or to integrate and improve results of acquired businesses or to identify and adequately insure environmental or other risks in due diligence; inventory valuation risks due to obsolescence, shrinkage, theft, price, overstocking or underbilling; changes in government funded or other customer programs; reliance on major customers or suppliers, especially in the automotive sector where bankruptcies (such as Dana Corporation's recent filing) could result in the rejection or modification of our contracts; revised contract prices or estimates of major contract costs; dependence on, recruitment or retention of management or other key employees; union negotiations; pension valuation, health care or other benefit costs; labor relations; strikes; risks of foreign operations; currency exchange rates; costs and supply of debt, equity capital, or insurance due to poor operating or financial results, new business risks, credit ratings, debt covenant violations, contract claims, insurance conditions or regulatory developments; impairments or write-offs of goodwill or fixed assets; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; weaknesses in internal controls; costs of compliance with auditing, regulatory or contractual obligations; regulatory actions or sanctions; disputes or litigation, involving customer, supplier, creditor, stockholder, product liability or environmental claims; war, terrorism or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.


                        SYPRIS SOLUTIONS, INC.
                         Financial Highlights
               (In thousands, except per share amounts)

                                                  Three Months Ended
                                                      December 31,
                                                 ---------------------

                                                    2006       2005
                                                 ----------- ---------
                                                      (Unaudited)
Revenue                                            $109,479  $132,112
Net loss                                              $(973)    $(251)
Loss per common share:
 Basic                                               $(0.05)   $(0.01)
 Diluted                                             $(0.05)   $(0.01)
Weighted average shares outstanding:
 Basic                                               18,084    18,037
 Diluted                                             18,084    18,037

                                                      Year Ended
                                                     December 31,
                                                 ---------------------

                                                    2006       2005
                                                 ----------- ---------
                                                 (Unaudited)  (Note)
Revenue                                            $497,664  $522,766
Net (loss) income                                   $(1,362)   $5,321
(Loss) earnings per common share:
 Basic                                               $(0.08)    $0.30
 Diluted                                             $(0.08)    $0.29
Weighted average shares outstanding:
 Basic                                               18,079    18,016
 Diluted                                             18,079    18,323

Note: The selected data at December 31, 2005 has been derived from the audited consolidated financial statements at that date and does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.


                        Sypris Solutions, Inc.
                 Consolidated Statements of Operations
               (in thousands, except for per share data)

                             Three Months Ended       Year Ended
                                December 31,         December 31,
                            -------------------- ---------------------

                               2006      2005       2006       2005
                            ----------- -------- ----------- ---------
                                (Unaudited)      (Unaudited)  (Note)
Net revenue:
 Industrial Group              $80,596  $86,735    $364,570  $359,602
    Aerospace & Defense         18,397   33,906      87,491   115,863
    Test & Measurement          10,486   11,471      45,603    47,301
                            ----------- -------- ----------- ---------
 Electronics Group              28,883   45,377     133,094   163,164
                            ----------- -------- ----------- ---------
    Total net revenue          109,479  132,112     497,664   522,766
Cost of sales:
 Industrial Group               78,510   85,100     346,894   336,686
    Aerospace & Defense         14,647   27,538      73,832    98,367
    Test & Measurement           8,521    8,989      35,848    36,375
                            ----------- -------- ----------- ---------
 Electronics Group              23,168   36,527     109,680   134,742
                            ----------- -------- ----------- ---------
    Total cost of sales        101,678  121,627     456,574   471,428
Gross profit:
 Industrial Group                2,086    1,635      17,676    22,916
    Aerospace & Defense          3,750    6,368      13,659    17,496
    Test & Measurement           1,965    2,482       9,755    10,926
                            ----------- -------- ----------- ---------
 Electronics Group               5,715    8,850      23,414    28,422
                            ----------- -------- ----------- ---------
    Total gross profit           7,801   10,485      41,090    51,338
Selling, general and
 administrative                  8,866    9,511      38,592    35,669
Research and development           856      449       1,988     2,833
Amortization of intangible
 assets                            165      140         645       614
                            ----------- -------- ----------- ---------
    Operating (loss) income     (2,086)     385        (135)   12,222
Interest expense, net              646    1,413       3,708     5,979
Other income, net                 (141)    (469)       (387)   (1,325)
                            ----------- -------- ----------- ---------
    (Loss) income before
     income taxes               (2,591)    (559)     (3,456)    7,568
Income tax (benefit)
 expense                        (1,618)    (308)     (2,094)    2,247
                            ----------- -------- ----------- ---------
    Net (loss) income            $(973)   $(251)    $(1,362)   $5,321
                            =========== ======== =========== =========
(Loss) earnings per common
 share:
    Basic                       $(0.05)  $(0.01)     $(0.08)    $0.30
    Diluted                     $(0.05)  $(0.01)     $(0.08)    $0.29
Dividends declared per
 common share                    $0.03    $0.03       $0.12     $0.12
Weighted average shares
 outstanding:
    Basic                       18,084   18,037      18,079    18,016
    Diluted                     18,084   18,037      18,079    18,323

Note: The statement of operations at December 31, 2005 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.


                        Sypris Solutions, Inc.
                      Consolidated Balance Sheets
                 (in thousands, except for share data)

                                             December 31, December 31,
                                                2006         2005
                                             ------------ ------------
                                             (Unaudited)     (Note)
                  ASSETS
Current assets:
 Cash and cash equivalents                       $32,400      $12,060
 Restricted cash                                   1,002           --
 Accounts receivable, net                         59,876       95,432
 Inventory, net                                   74,146       79,724
 Other current assets                             34,014       26,020
                                             ------------ ------------
   Total current assets                          201,438      213,236
Property, plant and equipment, net               155,341      176,719
Goodwill                                          14,277       14,277
Other assets                                       7,977       13,392
                                             ------------ ------------
Total assets                                    $379,033     $417,624
                                             ============ ============
    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                $76,291      $76,567
 Accrued liabilities                              19,430       24,904
 Current portion of long-term debt                 5,000           --
                                             ------------ ------------
   Total current liabilities                     100,721      101,471
 Long-term debt                                   55,000       80,000
 Other liabilities                                13,426       22,419
                                             ------------ ------------
   Total liabilities                             169,147      203,890
 Stockholders' equity:
 Preferred stock, par value $0.01 per share,
  975,150 shares authorized;
    no shares issued                                  --           --
 Series A preferred stock, par value $0.01
  per share, 24,850 shares
    authorized; no shares issued                      --           --
 Common stock, non-voting, par value $0.01
  per share, 10,000,000 shares
    authorized; no shares issued                      --           --
 Common stock, par value $0.01 per share,
  30,000,000 shares authorized;
    18,342,243 shares issued and 18,338,484
     outstanding in 2006 and
    18,165,658 shares issued and outstanding
     in 2005                                         183          182
 Additional paid-in capital                      143,537      142,111
 Retained earnings                                69,816       73,375
 Accumulated other comprehensive loss             (3,634)      (1,934)
 Treasury stock                                      (16)          --
                                             ------------ ------------
   Total stockholders' equity                    209,886      213,734
                                             ------------ ------------
   Total liabilities and stockholders'
    equity                                      $379,033     $417,624
                                             ============ ============

 Note: The balance sheet at December 31, 2005 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.


                        Sypris Solutions, Inc.
                   Consolidated Cash Flow Statements
                            (in thousands)

                                               Year Ended December 31,
                                               -----------------------

                                                   2006        2005
                                               -------------- --------
                                                 (Unaudited)   (Note)
Cash flows from operating activities:
 Net (loss) income                                   $(1,362)  $5,321
   Adjustments to reconcile net (loss) income
    to net cash provided by operating
    activities:
   Depreciation and amortization                      28,782   25,909
   Other noncash items                                (2,630)     597
   Contributions to pension plans                     (1,122)     (79)
   Changes in operating assets and
    liabilities:
      Accounts receivable                             35,112    8,595
      Inventory                                        5,123   11,555
      Other current assets                            (7,113)   3,363
      Accounts payable                                    35   15,119
      Accrued liabilities                             (4,019)   2,208
                                               -------------- --------
        Net cash provided by operating
         activities                                   52,806   72,588
Cash flows from investing activities:
 Capital expenditures                                (10,326) (36,264)
 Proceeds from sale of assets                             92      649
 Changes in nonoperating assets and
  liabilities                                           (335)    (625)
                                               -------------- --------
        Net cash used in investing
         activities                                  (10,569) (36,240)
Cash flows from financing activities:
 Net change in debt under revolving credit
  agreements                                         (20,000) (37,000)
 Cash dividends paid                                  (2,193)  (2,164)
 Proceeds from issuance of common stock                  296      816
                                               -------------- --------
     Net cash used in financing activities           (21,897) (38,348)
                                               -------------- --------
Net increase (decrease) in cash and cash
 equivalents                                          20,340   (2,000)
Cash and cash equivalents at beginning of
 period                                               12,060   14,060
                                               -------------- --------
Cash and cash equivalents at end of period           $32,400  $12,060
                                               ============== ========

Note: The cash flow statement at December 31, 2005 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

    CONTACT: Sypris Solutions, Inc.
             T. Scott Hatton, 502-329-2000
             Chief Financial Officer